Exhibit 10.11

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 28, 2025 (the “Amendment Date”), among ASP BDC LEV FACILITATION LLC, a Delaware limited liability company, as the borrower (the “Borrower”), ADAMS STREET CREDIT SOLUTIONS FUND, LP, a Delaware limited partnership, as the servicer (in such capacity, the “Servicer”), the equityholder (in such capacity, the “Equityholder”) and the seller (in such capacity, the “Seller”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent (in such capacity, the “Administrative Agent”), each of the lenders from time to time party to the Loan and Security Agreement (as defined below) (together with their respective successors and assigns in such capacity, each a “Lender,” and collectively, the “Lenders”), and COMPUTERSHARE TRUST COMPANY, N.A., as the collateral agent (in such capacity, the “Collateral Agent”);

WHEREAS, the Borrower, the Servicer, the Seller, the Equityholder, the Administrative Agent, the Lenders and the Collateral Agent are party to the Loan and Security Agreement, dated as of August 6, 2024 (as amended from time to time, the “Loan and Security Agreement”);

WHEREAS, the Borrower, the Servicer, the Administrative Agent, the Lenders and the Collateral Agent desire to amend the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement (as amended by this Amendment).

ARTICLE II

Amendments

SECTION 2.1. As of the date of this Amendment, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent, the Lender and the Collateral Agent that, as of the Amendment Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the date hereof upon the execution and delivery of this Amendment by each party hereto.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Direction to Collateral Agent. Each of the undersigned hereby consents to and directs the Collateral Agent to enter into and execute this Amendment and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent from any liability in complying with such direction. In executing and delivering this Amendment, the Collateral Agent shall each be afforded all of the rights, privileges, immunities and indemnities afforded to it under the Loan and Security Agreement as if such rights, privileges, immunities and indemnities were set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

ASP BDC LEV FACILITATION LLC

By:	/s/ Eric R. Mansell
Name: Eric R. Mansell
Title: Authorized Signatory

[Signature Page to Third Amendment to Loan and Security Agreement]

SERVICER, SELLER, AND EQUITYHOLDER:

ADAMS STREET CREDIT SOLUTIONS FUND

By:	/s/ Eric R. Mansell
Name: Eric R. Mansell
Title: Chief Legal Officer

[Signature Page to Third Amendment to Loan and Security Agreement]

THE ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent

By:	/s/ Sarah Tsai
Name: Sarah Tsai Title: Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]

THE COLLATERAL AGENT:

COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Collateral Agent

By:	/s/ Anthony Smaniotto
Name: Anthony Smaniotto Title: Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Sarah Tsai
Name: Sarah Tsai Title: Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]

APPENDIX A

EXECUTION VERSION

Conformed through ~~Second~~Third Amendment, dated as of ~~August 5~~October  28, 2025

$100,000,000

LOAN AND SECURITY AGREEMENT

by and among

ADAMS STREET CREDIT SOLUTIONS FUND (F/K/A ADAMS STREET PRIVATE

CREDIT BDC, LLC),

(Servicer, Equityholder and Seller)

ASP BDC LEV FACILITATION LLC,

(Borrower)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Administrative Agent)

and

COMPUTERSHARE TRUST COMPANY, N.A.,

(Collateral Agent)

Dated as of August 6, 2024

“Revaluation Date”: Subject to Section 2.5, with respect to any Advance denominated in an Alternative Currency, each of the following: (i) the Funding Date of such Advance but only as to the amounts so borrowed on such date, (ii) each date of a Rollover of such Advance pursuant to the terms of this Agreement, but only as to the amounts so renewed on such date, and (iii) such additional dates as the Administrative Agent shall determine.

“Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria”: The meaning specified in Section  ~~7.2(b)(i)~~7.2(b)(i) .

“Revolving Loan”: Any Loan (other than a Delayed Draw Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower; provided that, any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“Rollover”: The renewal of all or any part of any Term Rate Advance upon the expiration of the applicable Interest Period with respect thereto.

“Rollover Date”: The date that is one (1) Business Day after the immediately preceding Determination Date.

“S&P”: S&P Global Ratings (or its successors in interest).

“Sale Agreement”: The Loan Sale Agreement, dated as of the Closing Date, by and between the Seller and the Borrower.

“Sale Proceeds ”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Servicer and the Collateral Agent incurred in connection with any such sale.

“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Servicer, the Seller, the Equityholder or any of their respective Subsidiaries.

“Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) on any list of targets identified or designated pursuant to any or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loans now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this clause shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral.

(ix) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Collateral Agent does not receive such instructions within two (2) Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(x) The Collateral Agent shall create a collateral database with respect to the Collateral (the “Collateral Database”), and update the Collateral Database daily for changes, including to reflect the sale or other disposition of the Collateral, based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower as may be reasonably required by the Collateral Agent.

(xi) The Collateral Agent shall track the receipt and daily allocation to the Accounts of Collections, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Servicer daily reports reflecting such actions as of the close of business on the preceding Business Day.

(xii) The Collateral Agent shall provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Agent or as may be required by this Agreement, in each case as the Borrower, the Servicer or the Administrative Agent may reasonably request from time to time.

(xiii) The Collateral Agent shall notify the Borrower, the Servicer and the Administrative Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral.

(xiv) In performing its duties, (A) the Collateral Agent shall ~~comply with the standard of care set forth in Section 7.6(c) and express terms of the~~exercise such rights and powers vested in it by this Agreement and the other Transaction Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs and (B) all calculations made by the Collateral Agent pursuant to this Section ~~7.2(b)~~7.2(b) using information that is not routinely maintained by the Collateral Agent, including EBITDA, Assigned Value and Unrestricted Cash of any Obligor shall be made using such amounts as provided by the Administrative Agent, the Borrower or the Servicer to the Collateral Agent.

(xv) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent.

(xvi) Nothing herein shall prevent the Collateral Agent or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(xvii) Concurrently herewith, the Administrative Agent directs Computershare Trust Company, N.A. as Collateral Agent to enter into the Securities Account Control Agreement and the Sale Agreement. For the avoidance of doubt, all the Collateral Agent’s rights, protections and immunities provided herein shall apply to Computershare Trust Company, N.A. as Collateral Agent and as Securities Intermediary, respectively, for any actions taken or omitted to be taken under the Securities Account Control Agreement and the Sale Agreement in such capacities.

Section 7.3 Merger or Consolidation.

Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 7.4 Collateral Agent Compensation.

As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to a Collateral Agent Fee pursuant to the provision of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable. The Collateral Agent’s entitlement to receive the Collateral Agent Fee shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 7.5 or (ii) the termination of this Agreement.

Section 7.5 Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent by thirty (30) days’ written notice given in writing to the Collateral Agent